                                                                   Exhibit 3.1.1
                                                                   -------------


            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                   CS FIRST BOSTON MORTGAGE SECURITIES CORP.


It is hereby certified that:


     1. The name of the corporation (hereinafter called the "corporation") is CS FIRST BOSTON MORTGAGE SECURITIES CORP.


     2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:


          "FIRST:  The name of the corporation is CREDIT SUISSE FIRST BOSTON
           -----
MORTGAGE SECURITIES CORP."


     3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.


Signed on December 10, 1996


                                    /s/ Lori M. Russo
                                    -----------------
                                    Lori M. Russo, Secretary